Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

      TRW has no parent or parents. As of December 31, 2000, certain of its subsidiaries, some of which also have subsidiaries, were as follows:

		Percentage of
	Organized under	voting securities
Name	the laws of	owned (1)

BDM International, Inc.	Delaware	100.00%

TRW Automotive Espana, S.A.	Spain	100.00%

TRW Automotive Holding Company	Delaware	100.00%

TRW Automotive Japan Ltd.	Japan	100.00%

TRW Automotive Products Inc. which owns,	Delaware	100.00%

directly or indirectly,

Frenos y Mecanismos, S.A. de C.V.	Mexico	100.00%

Kelsey-Hayes Canada Limited	Canada	100.00%

Kelsey-Hayes Company	Delaware	100.00%

Lucas Aerospace Power Equipment Corporation	Delaware	100.00%

Lucas Automotive GmbH	Germany	100.00%

Lucas Deutschland GmbH	Germany	100.00%

Lucas Industries Limited	United Kingdom	100.00%

Lucas Investments Ltd.	United Kingdom	100.00%

Lucas Systemes de Freinage S.A.S	France	100.00%

Lucas TVS Limited	India	52.50%

Lucas Western Inc.	Delaware	100.00%

LucasVarity Inc.	Delaware	100.00%

LucasVarity Limited	United Kingdom	100.00%

NEWCO Investment Co.	Michigan	100.00%

TRW Airbag Systems GmbH & Co. KG	Germany	99.99%

TRW Automotive Electronics & Components GmbH & Co. KG	Germany	100.00%

TRW Automotive Safety Systems GmbH & Co. KG	Germany	100.00%

TRW Automotive Safety Systems Holding GmbH	Germany	100.00%

TRW Automotive Safety Systems Inc.	Delaware	100.00%

TRW Automotive UK Limited	United Kingdom	100.00%

TRW Delaware Inc.	Delaware	100.00%

TRW Deutschland GmbH	Germany	100.00%

TRW Deutschland Holding GmbH	Germany	100.00%

TRW Fahrwerksysteme GmbH & Co. KG	Germany	100.00%

TRW France Holding SAS	France	100.00%

TRW Limited	United Kingdom	100.00%

TRW LucasVarity Electric Steering Limited	United Kingdom	100.00%

TRW Occupant Restraints Systems GmbH & Co. KG	Germany	100.00%

TRW Sensors & Components Inc.	Virginia	100.00%

TRW Systemes Aeronautiques SAS	France	100.00%

TRW Systems Limited	United Kingdom	100.00%

TRW UK Holding Limited	United Kingdom	100.00%

Varity Automotive Inc.	Delaware	100.00%

		Percentage of
	Organized under	voting securities
Name	the laws of	owned (1)

TRW Canada Limited, which owns	Canada	100.00%

TRW Automotive South America S.A.	Brazil	100.00%

TRW France S.A.	France	100.00%

TRW Italia S.p.A	Italy	100.00%

TRW Koyo Steering Systems Company	Tennessee	51.00%

TRW Microwave Inc.	California	100.00%

TRW Netherlands B.V. which owns	Netherlands	100.00%

TRW Export Sales B.V. which, in turn, owns	Netherlands	100.00%

TRW Netherlands Finance B.V	Netherlands	100.00%

TRW Netherlands Finance International B.V	Netherlands	100.00%

TRW Netherlands Holding B.V	Netherlands	100.00%

TRW Overseas Finance N.V	Netherlands	100.00%

TRW Sistemas de Direcciones S.A. de C.V.	Mexico	100.00%

TRW Systems Overseas Inc.	Delaware	100.00%

TRW Vehicle Safety Systems Inc., which owns	Delaware	100.00%

TRW Safety Systems Inc.	Delaware	100.00%

TRW Technar Inc.	California	100.00%

(1)	Total percentages held by TRW and/or its subsidiaries, disregarding Directors’ qualifying shares, if any.

      The names of certain subsidiaries, which considered in the aggregate would not constitute a “significant subsidiary” as such term is defined in the regulations under the federal securities laws, have been omitted from the foregoing list.